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                                                                     EXHIBIT 99

                                 FORM OF PROXY


                           NBC FINANCIAL CORPORATION
                                     PROXY

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF NBC FINANCIAL CORPORATION

         The undersigned shareholder of NBC Financial Corporation ("NBC Financial Corporation"), a Louisiana corporation, hereby constitutes and appoints____ and ____, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned, and to vote all of the shares of NBC Financial Corporation Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of NBC Financial Corporation to be held on June 17, 1997 and at any adjournment or postponement thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN .

         The Board of Directors of NBC Financial Corporation recommends that you vote "FOR" approval of the Agreement and Plan of Merger.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY






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PLEASE MARK YOUR CHOICE LIKE
THIS |X|  IN BLUE OR BLACK INK

Item 1. A proposal to approve an Agreement and Plan of Merger, dated as of February 20, 1997 (the "Merger Agreement"), by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of Deposit Guaranty, on the one hand, and NBC Financial Corporation, and its wholly-owned subsidiary, Bank of Commerce (the "Bank"), a Louisiana state bank, on the other hand, pursuant to which (a) NBC Financial Corporation will merge into Deposit Guaranty, and (b) each outstanding share of NBC Financial Corporation common stock will be converted into a number of shares of Deposit Guaranty common stock, as determined pursuant to the Merger Agreement.


         |_| For                |_|  Against               |_| Abstain


Item 2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.

Date
          -----------------------------
Signature
          -----------------------------
Signature
          -----------------------------

         Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.